Exhibit n(1)(a)

MAINSTAY FUNDS TRUST	MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT A

(Amended and Restated as of May 31, 2013)

Fund Name	Investor Class	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class P
Balanced Fund	•	•	•	•	•	•	•	•
California Tax Free Opportunities Fund	•	•		•	•
Cornerstone Growth Fund	•	•	•	•	•		•
Conservative Allocation Fund	•	•	•	•	•
Epoch Global Choice Fund	•	•		•	•
Epoch Global Equity Yield Fund	•	•		•	•
Epoch International Small Cap Fund	•	•		•	•
Epoch U.S. All Cap Fund	•	•	•	•	•
Epoch U.S. Equity Yield Fund	•	•		•	•
Floating Rate Fund	•	•	•	•	•
Growth Allocation Fund	•	•	•	•	•
High Yield Municipal Bond Fund	•	•		•	•
High Yield Opportunities Fund	•	•		•	•
ICAP Equity Fund	•	•		•	•	•	•	•
ICAP Global Fund	•	•		•	•
ICAP International Fund	•	•		•	•	•	•	•
ICAP Select Equity Fund	•	•	•	•	•	•	•	•
Indexed Bond Fund	•	•			•
Intermediate Term Bond Fund	•	•	•	•	•	•	•
International Opportunities Fund	•	•		•	•
Marketfield Fund	•	•		•	•		•		•
Moderate Allocation Fund	•	•	•	•	•
Moderate Growth Allocation Fund	•	•	•	•	•

Fund Name	Investor Class	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class P
New York Tax Free Opportunities Fund	•	•		•	•
Retirement 2010 Fund	•	•			•	•	•	•
Retirement 2020 Fund	•	•			•	•	•	•
Retirement 2030 Fund	•	•			•	•	•	•
Retirement 2040 Fund	•	•			•	•	•	•
Retirement 2050 Fund	•	•			•	•	•	•
S&P 500 Index Fund	•	•			•
Short Duration High Yield Fund	•	•		•	•		•
Short Term Bond Fund	•	•			•
U.S. Equity Opportunities Fund	•	•		•	•
U.S. Small Cap Fund	•	•	•	•	•	•	•